UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 26, 2010 (May 26, 2010)

MINERCO RESOURCES, INC.
 (Exact name of registrant as specified in its charter)

NEVADA	333-156059
(State or other jurisdiction of incorporation)	(Commission File No.)

7999 Rue Chouinard
Lasalle, Quebec
Canada H8N 2E5
 (Address of principal executive offices and Zip Code)

(514) 461-1375
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01                      OTHER EVENTS

The company is currently negotiating for the acquisition of a 6 mega-watt, Hydro-Electric Project  known as “Chiligatoro Hydro-Electric” located in the Municipality of Intibuca, in the Department of Intibuca in Honduras, C.A. from ROTA INVERSIONES S.DE R.L., a Corporation formed and operated under the laws of Honduras.

The Chiligatoro Project is currently in the Feasibility Stage of development allowing Minerco to participate in the design and construction of the Project. The Feasibility Study has been completed and submitted to the Secretaria de Recursos Naturales y Ambiente (“SERNA”), Honduras’s Natural Resources as well as the Environmental Ministry.  The Feasibility Study was approved by SERNA in January, 2010, and has been submitted for approval by the National Energy Commission of Honduras. The Commission’s approval of the project and ensuing contract is pending. The Environmental Impact Study has also been submitted to SERNA for approval.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 26th day of May, 2010.	MINERCO RESOURCES, INC.

	BY:	V. SCOTT VANIS
V. Scott Vanis President, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer, Secretary, Treasurer, and a member of the Board of Directors.